Exhibit 10.1

COOPERATION AGREEMENT

This COOPERATION AGREEMENT (this “Agreement”) is made and entered into as of May 24, 2023 by and between Medalist Diversified REIT, Inc., a Maryland corporation (the “Company”), and Francis P. Kavanaugh (the “Investor”). The Company and the Investor are each herein referred to as a “party” and collectively, the “parties.”

WHEREAS, this Agreement is being executed and delivered by the parties in connection with the appointment of the Investor to the Board of Directors (the “Board”) of the Company.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.            Board Composition and Related Matters.

(a)            Effective upon the execution and delivery of this Agreement, the Board shall increase the size of the Board from five to six directors and appoint the Investor to the Board to fill the vacancy resulting from the increase in the size of the Board with a term expiring at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) and until his successor is elected and qualified. In addition, the Board will include the Investor in the Board’s slate of directors for election to the Board at the 2023 Annual Meeting.

(b)            Upon his appointment to the Board, the Investor shall be appointed as a member of the “Special Committee” of the Board, comprised solely of Neil P. Farmer, Timothy O’Brien, Charles S. Pearson and the Investor.

(c)            The Investor agrees to comply with the terms of the Company’s Articles of Incorporation (as may be amended and supplemented from time to time, the “Charter”), By-Laws (as may be amended from time to time, the “By-Laws”), committee charters and corporate governance documents that are applicable to all of the Company’s non-employee directors.

(d)            The Investor will be entitled to the same director benefits as other non-employee members of the Board, including (i) compensation for such director’s service as a director and reimbursement of such director’s expenses on the same basis as all other non-employee directors of Company (but with the first annual retainer payable to the Investor at the time of the 2023 Annual Meeting and with the form of the retainer payable in common stock of the Company or the cash equivalent (at the election of the Board)) and (ii) the same rights of indemnification and directors’ and officers’ liability insurance coverage as the other non-employee directors of Company as such rights may exist from time to time.

2.            Standstill. Prior to the Termination Date, without the prior written consent of the Board, the Investor shall not, and shall instruct his Affiliates not to, directly or indirectly:

(a)            nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any Stockholder Meeting at which the Company’s directors are to be elected; (ii) initiate, encourage or participate in any solicitation of proxies or consents in respect of any election contest or removal contest at any Stockholder Meeting with respect to the Company’s directors; (iii) submit, initiate, make or be a proponent of any stockholder proposal for consideration at, or bring any other business before, any Stockholder Meeting; (iv) initiate, encourage or participate in any solicitation of proxies or consents in respect of any stockholder proposal for consideration at, or other business brought before, any Stockholder Meeting; or (v) initiate, encourage or participate in any “withhold,” “against,” “vote no,” defeat quorum or similar campaign with respect to any Stockholder Meeting;

(b)            form, join or act in concert with any group or agreement with respect to any voting securities of the Company, including in connection with any election or removal contest with respect to the Company’s directors or any stockholder proposal or other business brought before any Stockholder Meeting;

(c)            seek publicly, alone or in concert with others, to amend the Charter or By-Laws;

(d)            make any public statement to encourage: (A) any change in the number or term of directors serving on the Board or the filling of any vacancies on the Board, (B) any change in the capitalization or dividend policy of the Company, (C) any other change in the Company’s management, governance, corporate structure, affairs or policies or (D) any Extraordinary Transaction or any material acquisition of any assets or businesses of the Company or any of its subsidiaries;

(e)            initiate, make or participate (other than as a stockholder) in any Extraordinary Transaction or make any proposal, alone or in concert with others, to the Company or the Board that would reasonably be expected to require a public announcement or disclosure regarding any such matter;

(f)            enter into any negotiations, agreements or understandings with any third party with respect to the foregoing, or advise, assist, encourage or seek to persuade any third party to take any action with respect to any of the foregoing; or

(g)            publicly request that the Company or the Board amend or waive any provision of this Agreement.

3.            SEC Filings.

(a)            Promptly following the execution and delivery of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K reporting its entry into this Agreement and including this Agreement as an exhibit thereto (the “Form 8-K”).

(b)            Promptly following the execution and delivery of this Agreement, the Investor shall file with the SEC an amendment to his Schedule 13D in compliance with the Exchange Act reporting his entry into this Agreement, disclosing applicable items to conform to his obligations hereunder and including the terms of this Agreement and including this Agreement as an exhibit thereto (the “Schedule 13D Amendment”).

4.            Affiliates. Each party shall instruct its controlled Affiliates to comply with the terms of this Agreement.

5.            Representations and Warranties. The Investor represents and warrants that the information contained in the D&O Questionnaire delivered by the Investor to the Company prior to the date hereof is true and correct. The Investor acknowledges that he understands his obligations under the U.S. securities laws.

6.            Termination. This Agreement shall terminate on the earlier of (“Termination Date”): (i) the day following the Company’s 2024 Annual Meeting of Stockholders, (ii) the consummation of a sale of all or substantially all of the assets of the Company (iii) the consummation of a merger or other business combination in which persons who are not stockholders of the Company immediately prior to the consummation of such merger or other business combination own more than a majority of the voting equity of the Company or the resulting entity immediately following the consummation of such merger or other business combination; or (iv) Investor’s resignation from the Board, in which case the provisions of Section 2 shall survive for thirty (30) days thereafter.

7.            Expenses. Each party shall be responsible for its own fees and expenses incurred in connection with this Agreement.

8.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the choice of law principles of such state that may direct application of laws of another jurisdiction.

9.            Certain Definitions and Interpretations. As used in this Agreement: (a) the term “Affiliate” has the meaning given to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act; (b) the term “Annual Meeting” means each annual meeting of stockholders of the Company and any adjournment, postponement, rescheduling or continuation thereof; (c) the terms “group,” “proxy” and “solicitation” have the meanings given to such terms under the Exchange Act and the rules and regulations promulgated thereunder, provided, that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2 under the Exchange Act; (d) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (e) the term “Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other transaction with a third party that, in each case, results in a change in control of the Company or the sale of all or substantially all of its assets; (f) the term “SEC” means the U.S. Securities and Exchange Commission; and (g) the term “Stockholder Meeting” means each annual or special meeting of stockholders of the Company, or any action by written consent of the Company’s stockholders in lieu thereof.

10.          Miscellaneous.

(a)            Nothing in this Agreement will prohibit or restrict the Investor from any action or inaction consistent with or required by the standard of conduct required of directors of a Maryland corporation.

(b)            This Agreement, including all exhibits hereto, with the exception of the Confidentiality Agreement, contains the entire agreement between the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(c)            Any amendment or modification of this Agreement must be agreed to in a writing signed by each party.

(d)            This Agreement may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

THE COMPANY:

MEDALIST DIVERSIFIED REIT, INC.

By:	/s/ William R. Elliott
Name:	William R. Elliott
Title:	President

INVESTOR:

/s/ Francis P. Kavanaugh
Francis P. Kavanaugh